Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS
Company Reports Record Revenue for 2014 and Maintains 2015 Outlook

Seattle, WA - February 11, 2015 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the year and fourth quarter ended December 31, 2014.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

For 2014, Cray reported total revenue of $561.6 million, which compares with $525.7 million for 2013. Net income for 2014 was $62.3 million, or $1.54 per diluted share, compared to $32.2 million, or $0.81 per diluted share for 2013. Net income results for 2014 benefited from a $52.6 million income tax benefit which resulted from a reduction of substantially all of the valuation allowance held against Cray's U.S. deferred tax assets. This reduction was determined after considering both past financial results and future expectations for profitability.

Non-GAAP net income, which adjusts for selected unusual and non-cash items, such as the reduction of the valuation allowance, was $24.3 million, or $0.60 per diluted share for 2014, compared to $30.3 million, or $0.76 per diluted share for 2013.

Revenue for the fourth quarter was $261.9 million, compared to $307.4 million in the fourth quarter of 2013. The Company reported net income for the fourth quarter of $74.6 million, or $1.84 per diluted share, compared to net income of $51.0 million, or $1.27 per diluted share in the prior year period. Non-GAAP net income was $40.3 million, or $0.99 per diluted share for the quarter, compared to non-GAAP net income of $59.2 million, or $1.48 per diluted share for the same period last year.

Overall gross profit margin for 2014 was 33%, compared to 35% for 2013. Total non-GAAP gross profit margin for 2014 was 34%, compared to 36% for 2013. The change in gross profit margin in 2014 was driven primarily by product mix.

Operating expenses for 2014 were $175.2 million, compared to $162.7 million for 2013. Non-GAAP operating expenses for 2014 were $163.7 million, compared to $155.5 million for 2013.

As of December 31, 2014, cash, investments and restricted cash totaled $146 million. Working capital increased $27 million to $362 million, compared to $335 million at the end of 2013.

"We had a great year, highlighted by company records in both revenue and new contract awards,” said Peter Ungaro, president and CEO of Cray.  “Our global presence continues to expand, with significant wins in the U.K., Korea, Saudi Arabia and the U.S.  We refreshed our entire product line in the second half of the year across supercomputing, storage and analytics, further strengthening our competitive position and targeting ways to leverage our expertise and technology into high-growth markets.  As we look to the future, I'm excited about our prospects to continue to grow and drive increased profitability in 2015 and beyond."

Outlook
For 2015, while a wide range of results remains possible, the Company anticipates revenue for the year to be in the range of $715 million. Revenue is expected to ramp quarterly during 2015, with about $80 million in the first quarter and roughly 40-45% of the total year in the fourth quarter. Non-GAAP gross margin for 2015 is expected to be about 35%. Total non-GAAP operating expenses for the year are anticipated to be about $195 million. Based on this outlook, we expect to improve our GAAP and non-GAAP operating profit margin significantly for 2015.

The Company's 2015 effective non-GAAP tax rate is expected to be about 10%.

Actual results for any future period are subject to large fluctuations given the nature of Cray's business.

Recent Highlights

•
In December, the Department of Defense High Performance Computing Modernization Program awarded Cray an additional contract for $30 million to provide it with two Cray XC40 supercomputers and two Cray Sonexion storage systems. The systems are expected to be installed at the John C. Stennis Space Center in Mississippi in 2015.

•
In December, Cray announced that the University of Hawaii (UH) had put a Cray CS cluster supercomputer into production. The new Cray system is the University's first centralized high performance computing system, and is located on the UH Manoa Campus in a new state-of-the-art data center.

•
In November, Cray was awarded a contract to provide the King Abdullah University of Science and Technology (KAUST) in Saudi Arabia with multiple Cray systems that span the Company's line of compute, storage and analytics products. The contract with KAUST marks Cray's return to the Middle East for the first time in nearly 20 years.

•	In November, Cray announced the pre-integration of Cloudera Enterprise into Cray's new big data analytics appliance, the Cray Urika-XA system.

•
In November, Cray launched the Cray Sonexion 2000 system -- the latest addition to its line of scale-out storage solutions. The new Sonexion system combines Cray's expertise in designing, scaling and managing end-to-end Lustre solutions with a unique architecture that allows for maximum scalability. The Sonexion 2000 features 50 percent more performance and capacity than its predecessor in the same storage footprint, and provides more than 45 gigabytes-per-second of performance and two petabytes of useable capacity in a single rack.

•	In November, at the 2014 Supercomputing Conference in New Orleans Cray won six awards from the readers and editors of HPCwire as part of the publication's 2014 Readers' and Editors' Choice Awards.

•
In December, Cray named Ryan Waite senior vice president of products. With more than 20 years of experience in big data, supercomputing and software at Amazon Web Services and Microsoft, Waite will be responsible for leading Cray's products division, which manages the Company's line of compute, storage and big data analytics solutions.

Conference Call Information
Cray will host a conference call today, Wednesday, February 11, 2015 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its fourth quarter and year ended December 31, 2014 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (866) 362-9806.

International callers should dial (765) 889-6838. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the access code 78037341. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PDT on Wednesday, February 11, 2015.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by, generally accepted accounting principles, or GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results and its product sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray will not be able to secure orders for Cray systems to be delivered and accepted in 2015 when or at the levels expected, the risk that Cray’s big data products, including storage, are not as successful as expected, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that planned future third-party processors are not available with the performance expected or when expected or are made available in a way that encourages customers to delay purchases of our products because they decide to wait for successor systems or upgrades they believe will be available in the future or to purchase products with the future processors from our competitors who are willing to take greater risk on delivery, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray’s quarterly report on Form 10-Q for the period ended September 30, 2014, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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CRAY, and the stylized CRAY mark, SONEXION and URIKA are registered trademarks of Cray Inc. in the United States and other countries, and the XC and CS families of supercomputers are all trademarks of Cray Inc. Other trademarks used in this report are the property of their respective owners.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue:
Product	$235,524	$282,389	$460,748	$436,330
Service	26,419	24,980	100,858	89,419
Total revenue	261,943	307,369	561,606	525,749
Cost of revenue:
Cost of product revenue	157,535	181,827	321,554	298,244
Cost of service revenue	15,465	12,593	55,638	43,179
Total cost of revenue	173,000	194,420	377,192	341,423
Gross profit	88,943	112,949	184,414	184,326
Operating expenses:
Research and development, net	24,735	25,979	94,048	87,728
Sales and marketing	17,942	17,172	57,785	51,345
General and administrative	6,839	8,063	23,381	23,603
Total operating expenses	49,516	51,214	175,214	162,676
Income from operations	39,427	61,735	9,200	21,650

Other income (expense), net	1,075	(1,472)	(9)	(1,378)
Interest income (expense), net	289	(37)	506	757
Income before income taxes	40,791	60,226	9,697	21,029
Income tax benefit (expense)	33,847	(9,219)	52,626	11,194
Net income	$74,638	$51,007	$62,323	$32,223

Basic net income per common share	$1.92	$1.33	$1.61	$0.85
Diluted net income per common share	$1.84	$1.27	$1.54	$0.81

Basic weighted average shares outstanding	38,918	38,236	38,634	37,832
Diluted weighted average shares outstanding	40,572	40,084	40,435	39,776

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$112,633	$192,633
Restricted cash	16,874	—
Short-term investments	16,289	14,048
Accounts and other receivables, net	165,113	182,527
Inventory	143,632	95,129
Deferred tax asset	36,073	9,195
Prepaid expenses and other current assets	17,948	11,804
Total current assets	508,562	505,336

Long-term restricted cash	—	13,768
Long-term investment in sales-type lease, net	31,089	—
Property and equipment, net	34,793	30,278
Service spares, net	1,868	1,828
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	3,895	6,362
Long-term deferred tax asset	41,414	19,206
Other non-current assets	15,631	12,406
TOTAL ASSETS	$651,434	$603,366

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,699	$34,225
Accrued payroll and related expenses	16,054	22,470
Other accrued liabilities	16,285	22,225
Deferred revenue	65,910	91,488
Total current liabilities	146,948	170,408

Long-term deferred revenue	47,588	50,477
Other non-current liabilities	3,044	6,894
TOTAL LIABILITIES	197,580	227,779
Commitments and contingencies
Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,822,377 and 40,469,854 shares, respectively	598,390	586,243
Accumulated other comprehensive income	6,503	853
Accumulated deficit	(151,039)	(211,509)
TOTAL SHAREHOLDERS’ EQUITY	453,854	375,587
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$651,434	$603,366

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended December 31, 2014
		Net Income	Operating Income	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$74.6	$39.4	$1.84	$88.9	$49.5

Share-based compensation	(1)	2.8	2.8		0.1	2.7
Purchase accounting adjustments	(2)	0.3	0.3		0.3
Amortization of acquired intangibles	(2)	0.6	0.6		0.5	0.1
Severance costs	(3)	0.1	0.1		0.1
Items impacting tax provision	(4)	(38.1)
Total reconciling items		$(34.3)	$3.8	$(0.85)	$1.0	$2.8

Non-GAAP		$40.3	$43.2	$0.99	$89.9	$46.7

		Three Months Ended December 31, 2013
		Net Income	Operating Income	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$51.0	$61.7	$1.27	$112.9	$51.2

Share-based compensation	(1)	2.1	2.1		0.1	2.0
Purchase accounting adjustments	(2)	0.1	0.1		0.1
Amortization of acquired intangibles	(2)	0.6	0.6		0.5	0.1
Items impacting tax provision	(4)	5.4
Total reconciling items		$8.2	$2.8	$0.21	$0.7	$2.1

Non-GAAP		$59.2	$64.5	$1.48	$113.6	$49.1

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments to exclude non-recurring severance costs
(4) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Twelve Months Ended December 31, 2014
		Net Income	Operating Income	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$62.3	$9.2	$1.54	$184.4	$175.2

Share-based compensation	(1)	10.4	10.4		0.5	9.9
Purchase accounting adjustments	(2)	0.9	0.9		0.9
Amortization of acquired intangibles	(2)	2.6	2.6		2.2	0.4
Severance costs	(3)	1.9	1.9		0.7	1.2
Items impacting tax provision	(4)	(53.8)
Total reconciling items		$(38.0)	$15.8	$(0.94)	$4.3	$11.5

Non-GAAP		$24.3	$25.0	$0.60	$188.7	$163.7

		Twelve Months Ended December 31, 2013
		Net Income	Operating Income	Diluted EPS	Gross Profit	Operating Expenses
GAAP		$32.2	$21.7	$0.81	$184.3	$162.7

Share-based compensation	(1)	7.2	7.2		0.4	6.8
Purchase accounting adjustments	(2)	1.3	1.3		1.3
Amortization of acquired intangibles	(2)	2.4	2.4		2.0	0.4
Items impacting tax provision	(4)	(12.8)
Total reconciling items		$(1.9)	$10.9	$(0.05)	$3.7	$7.2

Non-GAAP		$30.3	$32.6	$0.76	$188.0	$155.5

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments to exclude non-recurring severance costs
(4) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended December 31, 2014
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$78.0	33%	$10.9	41%	$88.9	34%

Share-based compensation	(1)			0.1		0.1
Purchase accounting adjustments	(2)	0.3				0.3
Amortization of acquired intangibles	(2)	0.5				0.5
Severance costs	(3)			0.1		0.1
Total reconciling items		$0.8	—%	$0.2	1%	$1.0	—%

Non-GAAP		$78.8	33%	$11.1	42%	$89.9	34%

		Three Months Ended December 31, 2013
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$100.5	36%	$12.4	50%	$112.9	37%

Share-based compensation	(1)			0.1		0.1
Purchase accounting adjustments	(2)	0.1				0.1
Amortization of acquired intangibles	(2)	0.5				0.5
Total reconciling items		$0.6	—%	$0.1	—%	$0.7	—%

Non-GAAP		$101.1	36%	$12.5	50%	$113.6	37%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments to exclude non-recurring severance costs

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Twelve Months Ended December 31, 2014
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$139.2	30%	$45.2	45%	$184.4	33%

Share-based compensation	(1)	0.2		0.3		0.5
Purchase accounting adjustments	(2)	0.9				0.9
Amortization of acquired intangibles	(2)	2.2				2.2
Severance costs	(3)			0.7		0.7
Total reconciling items		$3.3	1%	$1.0	1%	$4.3	1%

Non-GAAP		$142.5	31%	$46.2	46%	$188.7	34%

		Twelve Months Ended December 31, 2013
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$138.1	32%	$46.2	52%	$184.3	35%

Share-based compensation	(1)			0.4		0.4
Purchase accounting adjustments	(2)	1.3				1.3
Amortization of acquired intangibles	(2)	2.0				2.0
Total reconciling items		$3.3	1%	$0.4	—%	$3.7	1%

Non-GAAP		$141.4	33%	$46.6	52%	$188.0	36%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments to exclude non-recurring severance costs

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Income
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended December 31,		Twelve Months Ended December 31,
		2014	2013	2014	2013
GAAP Net Income		$74.6	$51.0	$62.3	$32.2

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.1	0.5	0.4
Purchase accounting adjustments	(2)	0.3	0.1	0.9	1.3
Amortization of acquired and other intangibles	(2)	0.5	0.5	2.2	2.0
Severance costs	(3)	0.1	—	0.7	—
Total adjustments impacting gross profit		1.0	0.7	4.3	3.7

Non-GAAP gross margin percentage		34%	37%	34%	36%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.7	2.0	9.9	6.8
Amortization of acquired intangibles	(2)	0.1	0.1	0.4	0.4
Severance costs	(3)	—	—	1.2	—
Total adjustments impacting operating expenses		2.8	2.1	11.5	7.2

Items impacting tax provision	(4)	(38.1)	5.4	(53.8)	(12.8)
Non-GAAP Net Income		$40.3	$59.2	$24.3	$30.3

Non-GAAP Diluted Net Income per common share		$0.99	$1.48	$0.60	$0.76

Diluted weighted average shares		40.6	40.1	40.4	39.8

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustments to exclude non-recurring severance costs
(4) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets